Exhibit 99.1

Valaris Limited Announces $350 Million Private Placement of Additional 8.375% Senior Secured Second Lien Notes Due 2030

Hamilton, Bermuda, August 7, 2023… Valaris Limited (NYSE: VAL) (“Valaris”) and its wholly-owned subsidiary, Valaris Finance Company LLC (together with Valaris, the “Issuers”), announced today that, subject to market conditions, they intend to offer (the “Offering”) for sale to eligible purchasers in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), an additional $350 million in aggregate principal amount of their 8.375% Senior Secured Second Lien Notes due 2030 (the “Additional Notes”).

Valaris intends to use the net proceeds of the Offering to finance the aggregate purchase price of approximately $337 million (assuming a December 31, 2023 delivery date) for the drillships VALARIS DS-13 and VALARIS DS-14, which Valaris intends to exercise its right to take delivery of on or prior to December 31, 2023, and for general corporate purposes. If Valaris does not elect to exercise its right for either or both drillships, Valaris intends to use the net proceeds of the Offering (not otherwise used to finance the purchase price of either drillship) for general corporate purposes.

The Additional Notes will constitute a further issuance of the Issuers’ 8.375% Senior Secured Second Lien Notes due 2030 in the aggregate principal amount of $700 million, which were issued on April 19, 2023 (the “Existing Notes”). The Additional Notes will form a single series with, and have the same terms (other than the initial offering price) as, the Existing Notes.

The securities to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Valaris plans to offer and sell the securities only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company.

Cautionary Statements Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words and specifically include statements regarding the Offering and the use of proceeds therefrom. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated. For additional information regarding known material risks, you should also carefully read and consider Valaris’ most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and Valaris undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Darin Gibbins Vice President – Investor Relations and Treasurer +1-713-979-4623
Tim Richardson Director – Investor Relations +1-713-979-4619

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